Exhibit 10.1

Execution Version

THIS NOTE AND THE SECURITIES INTO WHICH THIS NOTE MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS.

THIS NOTE (AND ALL PAYMENT AND ENFORCEMENT PROVISIONS HEREIN) IS SUBJECT TO THE TERMS OF THE SUBORDINATION AGREEMENT (AS DEFINED BELOW). ANY ASSIGNMENT OR TRANSFER OF THIS NOTE SHALL BE SUBJECT TO THE TERMS OF THE SUBORDINATION AGREEMENT REFERRED TO HEREIN.

SENIOR SUBORDINATED CONVERTIBLE NOTE

This Senior Subordinated Convertible Note (the “Note”) is entered into as of October 17, 2022 (the “Closing Date”) by and among LGM Enterprises, LLC, a North Carolina limited liability company (the “Borrower”), Entrust Emerald (Cayman) LP, a Cayman Islands limited partnership or their registered assigns, as the initial holder of this Note (in such capacity, the “Initial Noteholder”), any Noteholders party hereto from time to time, and EG Acquisition Corp., a Delaware corporation (the “SPAC”).

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, the Borrower hereby unconditionally promises to pay, to the Noteholder, the initial principal amount of $50,000,000, as increased by the principal amount of any Incremental Note Funding (as defined below) from time to time and any applicable PIK Interest (as defined below) and as may be decreased by any applicable prepayment of principal (such principal amount at any time outstanding, as so increased or decreased from time to time, the “Outstanding Principal Amount”), together with all accrued and unpaid interest thereon as provided in this Note.

1.    DEFINITIONS; INTERPRETATION.

1.1    Definitions. Capitalized terms used herein shall have the meanings set forth in Annex A attached hereto.

1.2    Interpretation. For purposes of this Note (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation;” (b) the word “or” is not exclusive; (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Note as a whole; (d) the Borrower will be deemed to have “knowledge” of a particular fact or matter if any board member, officer or key employee of the Borrower or any Subsidiary has actual knowledge of such fact or matter or could have acquired actual knowledge of such fact or matter in the ordinary course of performance of such Person’s duties in such role or after reasonable investigation with respect to such fact or matter, and (e) unless otherwise expressly provided, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, restatements and other modifications thereto, but only to the extent such amendments, restatements and other modifications are entered into in accordance with any applicable restrictions set forth in this Note. The definitions given for any defined terms in this

Note shall apply equally to both the singular and plural forms of the terms defined. Unless the context otherwise requires, references herein to Schedules, Exhibits, and Sections mean the Schedules, Exhibits, and Sections of this Note. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

2.    CONVERSION.

2.1    Exchange. Concurrently with consummation of the transactions contemplated under the Business Combination Agreement (such date, the “De-SPAC Closing” and such transactions, the “De-SPAC Transactions”), this Note will be automatically exchanged (such exchange transaction, the “De-SPAC Completion Exchange” and the closing thereof, the “De-SPAC Completion Exchange Closing”) in full satisfaction of all amounts owed by Borrower to the Noteholders under this Note for the number of shares of the SPAC’s Class A common stock, par value $0.0001 per share (the “Common Stock”), equal to the quotient of (a) the aggregate Obligations under this Note (including any PIK Interest) divided by (b) the De-SPAC Completion Exchange Price (such shares, the “Acquired Shares”). Not less than five (5) Business Days prior to the anticipated date of the De-SPAC Closing (the “Expected De-SPAC Completion Exchange Closing Date”), the Borrower shall provide written notice to the Noteholders (the “De-SPAC Completion Exchange Closing Notice”) specifying the Expected De-SPAC Completion Exchange Closing Date.

2.2    Closing Procedures.

(a)    Each Noteholder shall deliver to the Borrower and the SPAC any information that is reasonably requested in the De-SPAC Completion Exchange Closing Notice that is required in order to enable the SPAC to issue the Acquired Shares, including, without limitation, (i) a certification that such Noteholder is an “accredited investor” (within the meaning of Rule 501 of Regulation D under the Securities Act) and an “Institutional Account” (within the meaning of FINRA Rule 4512(c)), substantially in the form of Exhibit A hereto, (ii) the legal name of the Person (or nominee) in whose name such Acquired Shares are to be issued and (iii) a duly completed and executed IRS Form W-9 or appropriate Form W-8; and

(b)    The SPAC shall deliver to each Noteholder (i) at or as promptly as practicable after the De-SPAC Completion Exchange Closing, the Acquired Shares in book entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under applicable securities laws), in the name of such Noteholder (or its nominee in accordance with its delivery instructions) or to a custodian designated by such Noteholder, as applicable, and (ii) as promptly as practicable after the De-SPAC Completion Exchange Closing, a copy of the records of, or correspondence from, the SPAC’s transfer agent reflecting such Noteholder as the owner of the Acquired Shares on and as of the date of the De-SPAC Completion Exchange Closing. Each book entry for the Acquired Shares shall contain a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE FEDERAL, STATE AND FOREIGN SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(c)    Prior to or upon the De-SPAC Completion Exchange Closing, each Noteholder shall execute and deliver such additional documents and take such additional actions as the Borrower or the SPAC reasonably may deem to be practical and necessary in order to consummate the De-SPAC Completion Exchange as contemplated by this Note, including the filing of any notices under U.S. federal and state securities laws.

(d)    At the De-SPAC Closing, and as a condition to the De-SPAC Completion Exchange, the SPAC, the Noteholder and the other parties thereto will enter into the Registration Rights Agreement substantially in the form attached hereto as Exhibit B hereto.

(e)    The SPAC hereby agrees to use its best efforts to maintain the listing or quotation of the Common Stock on the NYSE (as defined below) (or Nasdaq) until the De-SPAC Closing and, prior to the De-SPAC Closing, the SPAC shall apply to list or quote the Common Stock and all of the Acquired Shares on Nasdaq or the NYSE, as determined by the SPAC, and promptly secure the listing of the Common Stock (including the Acquired Shares) on Nasdaq or the NYSE, as applicable. The SPAC agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

(f)    Prior to the earlier of the De-SPAC Termination Event or the De-SPAC Completion Exchange Closing, each of the SPAC and the Borrower agree that it shall not enter into any subscription or other agreement with respect to the issuance and sale of Common Stock or any other equity or equity equivalent that includes terms that are materially more favorable to the parties to such subscription or other agreements than the terms of this Note, except to the extent required to comply with such party’s policies and procedures or rules and regulations applicable to such party.

(g)    Unless and until the De-SPAC Termination Event shall have occurred, this Note shall remain automatically exchangeable in accordance with this Section 2 concurrently with the consummation of the De-SPAC Transactions.

(h)    The parties hereto agree and acknowledge that the Noteholders shall have no rights in or with respect to any class of the SPAC’s, Borrower’s or any of their respective Affiliates’ Equity Interests unless and until SPAC delivers to the Noteholders the Acquired Shares pursuant to Section 2.2(b).

(i)    Each party’s obligations under this Section 2.2 shall survive the termination of this Note and the repayment, satisfaction or discharge of all obligations under this Note in connection with a De-SPAC Completion Exchange.

2.3    Tax Treatment. The parties hereto acknowledge and agree that, for U.S. federal and, as applicable, state and local Tax purposes, the issuance of the Acquired Shares to the Noteholders in connection with the De-SPAC Completion Exchange shall be deemed to take place via the following steps: (i) first, the Noteholders shall be deemed to have contributed the Note to the SPAC in exchange for the Acquired Shares, and (ii) second, immediately thereafter, the SPAC shall be deemed to have contributed the Note to the Borrower in exchange a number of “Common Units” in the Borrower equal to the number of Acquired Shares in full satisfaction of the Obligations under this Note, in accordance with Section 2.1 hereof. None of the parties hereto shall take any position on any Tax return, or before any Governmental Authority, that is inconsistent with such treatment unless otherwise required by any applicable Law.

3.    PAYMENTS OF PRINCIPAL.

3.1    Payment at Maturity. The aggregate Outstanding Principal Amount, all accrued and unpaid interest, and all other Obligations payable under this Note shall be due and payable on the Maturity Date, and the completion of the De-SPAC Completion Exchange will satisfy in full such repayment obligation. No amount repaid or prepaid under this Note may be reborrowed.

3.2    Springing Amortization. Beginning on the last day of the first month ending after the De-SPAC Termination Event, the Borrower shall repay to the Noteholders the Outstanding Principal Amount of the Loan on a straight-line amortization basis in a monthly amount equal to the quotient of (a) the Outstanding Principal Amount under this Note (including any PIK Interest resulting from the De-SPAC Termination Event) divided by (b) twenty four (24) (the “Monthly Amortization Payment”). Each Monthly Amortization Payment shall be due on such date and the last day of each calendar month thereafter until the Maturity Date.

3.3    Voluntary Prepayments. Prior to the De-SPAC Termination Event, the Borrower may not voluntarily prepay any Obligations owing in respect of this Note without the prior written consent of the Majority Noteholders. From and after the De-SPAC Termination Event, the Borrower may voluntarily prepay the Obligations in full or in part without the prior written consent of any Noteholder and without premium or penalty.

3.4    Mandatory Prepayments. Upon the occurrence of any Prepayment Event, at the option of the Majority Noteholders exercisable at any time after such Prepayment Event, the Borrower shall prepay the Outstanding Principal Amount of the Loan, all accrued and unpaid interest, and all other amounts in cash such that Payment in Full shall have occurred with respect to the Obligations. Notwithstanding the foregoing, following the occurrence of a Prepayment Event, the Obligations shall continue to accrue interest pursuant to Section 4 until Payment in Full.

3.5    Mandatory Refinancing. Upon the De-SPAC Termination Event, unless the Subordination Agreement has been amended in a manner satisfactory to the Majority Noteholders to allow cash payments of the Obligations required pursuant to Section 3.2, Section 3.4 and Section 4.2(b), the Borrower shall cause Payment in Full of the Obligations with the cash proceeds of “Permitted Refinancing Capital” under and as defined in the Subordination Agreement within ninety (90) days after the De-SPAC Termination Event.

4.    INTEREST.

4.1    Interest Rate. The Outstanding Principal Amount shall accrue interest daily at the Applicable Rate, subject to Section 4.3.

4.2    Interest Payments.

(a)    PIK Interest. All accrued and unpaid interest shall be paid in kind (i) annually on each anniversary of the Closing Date prior to the De-SPAC Termination Event (each, an “Annual Payment Date”) and (ii) on the date of the De-SPAC Termination Event, in each case, as follows: (x) all accrued and unpaid interest as of such Annual Payment Date or other date, as applicable, shall be added to the principal balance of this Note as PIK Interest on such date and thereupon shall be deemed paid, and (y) such PIK Interest shall thereafter be considered outstanding principal under this Section 4.2(a) (any interest so paid-in-kind under this Note, “PIK Interest”).

(b)    Cash Interest. After the De-SPAC Termination Event, all accrued and unpaid interest shall be due and payable in arrears on the last day of each calendar month, commencing with the last day of the first calendar month following the De-SPAC Termination Event and continuing until Payment in Full occurs in accordance with the terms of this Note.

4.3    Default Interest. At any time following the De-SPAC Termination Event that any Event of Default has occurred, all outstanding Obligations under this Note shall thereafter bear interest at the Default Rate.

4.4    Computation of Interest. All computations of interest shall be made on the basis of three-hundred sixty five (365) or three-hundred sixty six (366) days, as the case may be, and the actual number of days elapsed. Interest shall accrue on the Outstanding Principal Amount of the Loan on the day on which the Loan is made, and shall not accrue on the Outstanding Principal Amount of the Loan for the day that Payment in Full occurs.

4.5    Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Loan shall exceed the maximum rate of interest permitted to be charged by the Noteholders to the Borrower under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law.

5.    PAYMENT MECHANICS.

5.1    Manner of Payments. All cash payments of interest and principal shall be made in lawful money of the United States of America no later than 12:00 PM New York time on the date on which such payment is due by wire transfer of immediately available funds to each Noteholder’s account specified on such Noteholder’s signature page or such other account as is specified by each Noteholder in writing to the Borrower from time to time.

5.2    Application of Payments. All payments made under this Note shall be applied first to the payment of any reimbursements outstanding hereunder on a pro rata basis, second to accrued and unpaid interest (other than, for the avoidance of doubt, any PIK Interest) under the Note on a pro rata basis, and third to the payment of the Outstanding Principal Amount under the Note on a pro rata basis.

5.3    Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

5.4    Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, the Borrower’s obligation to make such payment shall be reinstated as though such payment had not been made.

5.5    Pro Rata Sharing. If any Noteholder shall obtain any payment or other recovery (whether voluntary, mandatory, involuntary, by application of set-off or otherwise) on account of principal of or interest on the Note in excess of such Noteholder’s Pro Rata Share prior to giving effect to such payment or recovery, then such Noteholder shall purchase from the other Noteholders such participations in the principal and interest Obligations on the Note owed to them as shall be necessary to cause such purchasing Noteholder to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Noteholder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

5.6    Taxes. For purposes of this Section 5.6, the term “applicable law” includes FATCA. For the avoidance of doubt, this Section 5.6 applies to any exchange of the Note, including any exchange pursuant to Section 2.

(a)    Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Note Document shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable law. If the Borrower or the Personal Guarantor is required by applicable law to deduct or withhold any Taxes from such payments, then the applicable Borrower or Personal Guarantor shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the amount payable by the Borrower or the Personal Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional amounts payable under this Section 5.6), the applicable Noteholder receives an amount equal to the amount it would have received had no such deduction or withholding been made.

(b)    Without limiting the provisions of clause (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c)    Without duplication of any amounts required to be paid in Section 5.6(a), the Borrower shall indemnify the Noteholder, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.6) paid or payable by the Noteholder or the SPAC, or required to be withheld or deducted from a payment to or for the benefit of the Noteholder and any reasonable expenses arising therefrom or with respect to whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Noteholder shall be conclusive absent manifest error.

(d)    As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 5.6, the Borrower shall deliver to the Noteholder the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the relevant return reporting such payment or other evidence of such payment reasonably satisfactory to the Noteholder.

(e)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (e) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(f)    If any Change in Law shall subject the Noteholder to any Taxes (other than (1) Indemnified Taxes, (2) Taxes described in clause (b) of the definition of Excluded Taxes, and (3) Connection Income Taxes) on this Note or any principal, interest or other obligations, or reserves or other liabilities, relating to or arising under any Note Document, and the result of any of the foregoing shall be to increase the cost or expense to such Noteholder of making, converting to, continuing, or maintaining any Note, or to reduce the amount of any sum received or receivable to such Noteholder hereunder or under any Note Document (whether of principal, interest or any other amount), then, upon the request of such Noteholder, the Borrower will pay to such Noteholder such additional amount or amounts as will compensate such Noteholder (in whole) for such additional costs incurred or reductions suffered.

(g)    Any Noteholder that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Note Document shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as may permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Noteholder, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Noteholder is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clause (g)(i), clause (g)(ii), and clause (g)(iv) of this Section 5.6 as applicable) shall not be required if in the Noteholder’s reasonable judgment such completion, execution or submission would subject such Noteholder to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Noteholder. Without limiting the generality of the foregoing:

(i)    any Noteholder that is a U.S. Person shall deliver to the Borrower on or about the date on which such Noteholder becomes a Noteholder under this Note (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of IRS Form W-9 certifying that such Noteholder is exempt from U.S. federal backup withholding tax;

(ii)    any Foreign Noteholder shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Noteholder becomes a Noteholder under this Note (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:

(A)    in the case of a Foreign Noteholder claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Note Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Note Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)    executed copies of IRS Form W-8ECI;

(C)    in the case of a Foreign Noteholder claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Noteholder is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or

(D)    to the extent a Foreign Noteholder is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Noteholder is a partnership and one or more direct or indirect partners of such Foreign Noteholder are claiming the portfolio interest exemption, such Foreign Noteholder may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 on behalf of each such direct and indirect partner;

(iii)    any Foreign Noteholder shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Noteholder becomes a Noteholder under this Note (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower to determine the withholding or deduction required to be made; and

(iv)    if a payment made to a Noteholder under any Note Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Noteholder were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Noteholder shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with their obligations under FATCA and to determine that such Noteholder has complied with such Noteholder’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Note.

(h)    Each party’s obligations under this Section 5 shall survive any assignment of rights by, or the replacement of, the Noteholder, the termination of this Note and the repayment, satisfaction or discharge of all obligations under this Note or any other Note Document.

6.    CONDITIONS PRECEDENT. The obligations of the Initial Noteholder to purchase this Note and pay the respective purchase price therefor on the Closing Date are subject to the satisfaction of the following conditions:

6.1    Note Documents. The Noteholders shall have received a duly executed copy of each applicable Note Document (including the Subordination Agreement) required to be delivered by the Borrower and the Personal Guarantor on the Closing Date, in each case, in form and substance satisfactory to the Majority Noteholders, together with any other documents reasonably requested by the Majority Noteholders.

6.2    Business Combination Agreement. The Business Combination Agreement and all other material agreements delivered in connection therewith shall each be in form and substance satisfactory to the Majority Noteholders and shall each have been executed on the Closing Date and delivered to the Noteholders and be in full force and effect in accordance with their respective terms. No provision thereof shall have been modified or waived in any respect determined by the Majority Noteholders to be material, in each case, without the consent of the Majority Noteholders.

6.3    Corporate Existence; Authority. The Noteholders shall have received a certificate of the Borrower, dated the Closing Date and executed by the Borrower, which certificate shall (A) certify that attached thereto is a true and complete copy of the resolutions or written consents of its managers, members or other governing body (including any committee thereof) authorizing the execution, delivery and performance of the Note Documents to which it is a party, and that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect, (B) identify by name and title and bear the signatures of the authorized officer or authorized signatory of the Borrower authorized to sign the Note Documents to which it is a party, (C) certify that attached thereto is a true and complete copy of (x) the certificate of organization of the Borrower certified by the relevant authority of the jurisdiction of organization of the Borrower and (y) a true and correct copy of its limited liability company agreement and that such documents or agreements have not been further amended and (D) a certificate dated as of a recent date from the relevant authority of the jurisdiction of organization of the Borrower, evidencing the good standing of the Borrower.

6.4    Senior Lender Consent. The Noteholders shall have received a consent and/or amendment satisfactory to the Majority Noteholders from the Senior Lender consenting to, among other things, the De-SPAC Transactions and the issuance of this Note.

6.5    Third Party Consents and Approvals. The Noteholders shall have received satisfactory evidence that the Borrower has obtained all required consents and approvals of all Persons to its execution, delivery and performance of the Note Documents to which it is a party and the consummation of the transactions contemplated hereby or thereby.

6.6    Due Diligence. The Majority Noteholders shall have completed, to their satisfaction, all legal, tax, environmental, business and other due diligence with respect to the business, assets, liabilities, operations and condition (financial or otherwise) (including review of any Material Agreements) of the Borrower in scope and determination satisfactory to the Majority Noteholders and, other than changes occurring in the ordinary course of business, no information or materials are or should have been available to the Borrower as of the Closing Date that have not been disclosed to the Majority Noteholders and are otherwise materially inconsistent with the material previously provided to the Majority Noteholders for their due diligence review of the Borrower.

6.7    Legal Opinion. The Noteholder and its counsel shall have received an original executed copy of the written legal opinion of Wyrick Robbins, counsel to the Borrower, as to due authorization of the Note by the Borrower, no registration as an “investment company”, margin regulations, customary corporate housekeeping matters, government approvals, no conflicts and enforceability of this Note, dated as of the Closing Date and in form and substance satisfactory to the Majority Noteholders.

7.    REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower hereby represents and warrants to the Noteholders on the date hereof as follows:

7.1    Existence; Power and Authority; Compliance with Laws. The Borrower (a) is a limited liability company duly organized, validly existing, and in good standing (to the extent that such concept applies) under the laws of the state of its jurisdiction of organization, (b) has the requisite power and authority, and the legal right, to own, lease, and operate its properties and assets and to conduct its business as it is now being conducted, except as would not be reasonably expected to, individually or in the aggregate, be material to the Borrower, and (c) has the requisite power and authority to execute and deliver this Note and the other Note Documents, and to perform its obligations hereunder and thereunder. Except where such violation would not reasonably be expected to be materially adverse to the Borrower and its Subsidiaries, taken as a whole, the Borrower and each Subsidiary is in compliance with all applicable Laws.

7.2    Authorization; Execution and Delivery. The execution and delivery of this Note and the and the other Note Documents by the Borrower and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary organizational action in accordance with all applicable Laws. The Borrower has duly executed and delivered this Note and the other Note Documents to which it is a party.

7.3    No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Borrower to execute, deliver, or perform any of its obligations under this Note or the other Note Documents except (a) such as have been obtained or made and are in full force and effect, (b) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act, (c) the appropriate filings and approvals under the rules of NYSE, (d) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (e) other actions or filings the absence or omission of which would not, individually or in the aggregate be reasonably expected to materially and adversely affect or to prevent or materially delay the Borrower’s ability to consummate the transactions contemplated hereunder.

7.4    No Violations. The execution and delivery of this Note and the other Note Documents and the consummation by the Borrower of the transactions contemplated hereby and thereby do not and will not (a) violate any Law applicable to the Borrower or by which any of its properties or assets may be bound; (b) contravene the terms of the charter, bylaws, or other organizational documents of the Borrower; or (c) violate, conflict with or result in any breach, default or contravention of, or the creation of any Lien under, any Material Agreement, in the cases of clause (a) and clause (c), except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

7.5    Enforceability. Each of the Note and the other Note Documents is a valid, legal, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or similar laws of general applicability relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

7.6    No Litigation. Except as disclosed on Schedule 7.6, no action, suit, litigation, investigation, or proceeding of, or before, any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or any of their respective property or assets (a) with respect to the Note, the other Note Documents, or any of the transactions contemplated hereby or thereby or (b) that would reasonably be expected to, individually or in the aggregate, to materially adversely affect the Borrower and its Subsidiaries, taken as a whole.

7.7    Anti-Money Laundering. The operations of the Borrower and its Subsidiaries are and, since January 1,2019, have been conducted at all times in compliance in all material respects with applicable laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”), and no action involving the Borrower or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Borrower, threatened.

7.8    Anti-Corruption Laws and Sanctions. The Borrower, its Subsidiaries, and to the Borrower’s and its Subsidiaries’ knowledge, their respective, directors, officers, employees and agents, are in compliance in all material respects with all applicable Anti-Corruption Laws and in compliance in all respects with applicable Sanctions. Neither the Borrower nor any Subsidiary, or to the knowledge of the Borrower, any director, officer, employee or agent of the Borrower and its Subsidiaries (in their capacity as such) is currently located, organized or resident to any Sanctioned Country. None of the Borrower, any Subsidiary or to the Borrower’s knowledge, any director, officer, employee or agent of the Borrower or Subsidiary, is a Sanctioned Person. No use of proceeds of the Loan or other transaction contemplated by this Note will be used by the Borrower to violate any Anti-Corruption Law or applicable Sanctions.

7.9    ERISA. No ERISA Event has occurred in the five(5) year period prior to the date hereof or is reasonably expected to occur that, when taken together with all other such ERISA Events for which material liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87 or subsequent recodification thereof, as applicable) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans, in each case, in an amount that would reasonably be expected to have a Material Adverse Effect.

7.10    Regulatory. The Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940. The Borrower is not engaged principally, nor as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of the Loan will be used to buy or carry any Margin Stock.

7.11    Taxes. As of the date hereof, the Borrower is classified as a “partnership” (and not a “publicly traded partnership” within the meaning of Code Section 7704) for U.S. federal and applicable state income tax purposes, and each of its Subsidiaries is classified as either a “partnership” or an entity that is “disregarded” as separate from the Borrower for such purposes. Except as disclosed on Schedule 7.11, the Borrower and each Subsidiary has timely filed or caused to be filed all material Tax returns required to have been filed by it, and the Borrower and each Subsidiary has paid or caused to be paid all material Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings, and for which the Borrower or such Subsidiary, as applicable, has set aside on its books (which, as of the Closing Date, to the extent outstanding as of the date of the applicable Financial Statement, are reflected on such Financial Statement) adequate reserves, or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect. No Tax liens (other than Liens described in Section 10.2(c)) have been filed and no claims are being asserted by any Governmental Authority with respect to any Taxes of the Borrower or Subsidiary that would reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any Subsidiary is a party to or otherwise bound by any Tax sharing, indemnification, allocation or similar agreement (excluding any written, commercial agreement entered into in the ordinary course of business and not primarily relating to Taxes or Tax sharing or indemnification (but which contains customary Tax indemnification provisions)). Notwithstanding anything to the contrary herein or in any other Note Document, all parties to this Note covenant and agree that for all federal, state, local and franchise tax purposes the Note constitutes a debt instrument which is not a contingent payment debt instrument within the meaning of Treasury Regulation Section 1.1275-4. This Note is not intended to create, and shall never be construed as creating, a partnership, association, trust, joint venture or other similar relationship between or among Noteholder and Borrower or any Subsidiary. Each party agrees not to take any position that is inconsistent with the foregoing sentences on any Tax return or in any audit or other administrative or judicial proceeding, except as otherwise required pursuant to a “determination” under Section 1313(a) of the Code.

7.12    Solvency. Immediately after the consummation of the transactions to occur on the Closing Date, with respect to the Borrower and its Subsidiaries, taken as a whole, (a) the fair value of their assets is greater than the amount of their liabilities (including disputed, contingent and unliquidated liabilities) as that value is established and liabilities evaluated in accordance with GAAP; (b) the present fair saleable value of their assets are not less than the amount that will be required to pay the probable liability on their debts as they become absolute and matured; (c) they do not intend to, and nor do they believe that they will, incur debts or liabilities beyond their ability to pay as those debts and liabilities mature; and (d) they are not engaged in or are about to engage in business or a transaction for which their property would constitute unreasonably small capital.

7.13    Environmental Matters. Except as disclosed on Schedule 7.13, neither the Borrower nor any Subsidiary has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability. Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and except as disclosed on Schedule 7.13, neither the Borrower nor any Subsidiary (A) has since January 1, 2019 failed to materially comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (B) has become subject to any Environmental Liability, (C) has received notice of any claim with respect to any Environmental Liability or (D) knows of any basis for any Environmental Liability.

7.14    Insurance. The Borrower and each Subsidiary maintain, with financially sound and reputable insurance companies, insurance in such amounts, with such deductibles, and covering such risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Schedule 7.14 sets forth a description of all material current property and liability insurance policies maintained by or on behalf of the Borrower as of the Closing Date.

7.15    Financial Statements. The Financial Statements, copies of each of which have been delivered to the Noteholders, were prepared in accordance with GAAP (subject, in the case of any such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly in all material respects the consolidated financial condition of Borrower and its Subsidiaries as at the dates covered in the Financial Statements and the results of their operations for the periods then ended.

7.16    Disclosure. The Borrower has disclosed to the Noteholders all agreements, instruments and corporate or other restrictions to which the Borrower or any Subsidiary is subject, and all other matters known to it, that, in each case, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any Subsidiary to the Noteholders in connection with the negotiation of this Note or any other Note Document contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered.

7.17    Employment Matters. The hours worked by and payments made to employees of the Borrower and its Subsidiaries and Affiliates have been in compliance with applicable Law in all material respects. There are no labor strikes, lockouts or material slowdowns against the Borrower or any Subsidiary pending or to the Borrower’s knowledge, threatened.

7.18    Material Agreement. Neither the Borrower nor any Subsidiary is in material default under any Material Agreement. Set forth on Schedule 7.18 is a complete and correct list of all Material Agreements as of the Closing Date.

7.19    Debt; Affiliate Transactions.

(a)    Set forth on Schedule 7.19(a) is a complete and correct list of all written contracts or agreements relating to Debt of the Borrower and its Subsidiaries outstanding as of the Closing Date (other than the Obligations and the Senior Obligations), except any such written contract or agreement relating to Debt with an aggregate outstanding principal amount not exceeding $250,000.

(b)    Set forth on Schedule 7.19(b) is a complete and correct list of all Affiliate Transactions (as defined below) as of the Closing Date.

7.20    Business Combination Agreement. The Borrower hereby represents and warrants to the Noteholders, except as disclosed in the “Company Disclosure Schedules” (as defined in the Business Combination Agreement), as of the date hereof and (subject to qualifications in Section 8.2(b) of the Business Combination Agreement) as of the De-SPAC Closing, the representations of the Borrower set forth in Article IV of the Business Combination Agreement are true and correct.

7.21    EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS SECTION 7, NONE OF THE BORROWER, ANY AFFILIATE OF THE BORROWER, OR ANY OTHER PERSON MAKES, AND THE BORROWER EXPRESSLY DISCLAIM, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS NOTE AND THE NOTE DOCUMENTS. FOR THE AVOIDANCE OF DOUBT, THE REPRESENTATIONS AND WARRANTIES EXPRESSLY AND SPECIFICALLY SET FORTH IN SECTION 7 OF THIS NOTE ARE SOLELY MADE BY THE BORROWER.

8.    REPRESENTATIONS AND WARRANTIES OF THE SPAC.

8.1    The SPAC hereby represents and warrants to the Noteholders, as of the date hereof and (subject to qualifications in Section 8.2(b) of the Business Combination Agreement) the De-SPAC Closing, as follows:

(a)    The representations and warranties of the SPAC set forth in Article V of the Business Combination Agreement are true and correct.

(b)    This Note has been duly authorized, executed and delivered by the SPAC and is enforceable against the SPAC in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c)    The Acquired Shares have been duly authorized and, when issued and delivered to the Noteholders in accordance with the terms of this Note, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the SPAC’s Amended and Restated Certificate of Incorporation, the SPAC’s bylaws or under the Laws of the State of Delaware.

(d)    The execution, delivery and performance of this Note, including the issuance and sale of the Acquired Shares and the consummation of the transactions contemplated hereby, will be done in accordance with the New York Stock Exchange (“NYSE”) marketplace rules, and (i) will not conflict with or result in a material breach or material violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the SPAC or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which the SPAC or any of its subsidiaries is a party or by which the SPAC or any of its subsidiaries is bound or to which any of the property or assets of the SPAC is subject, which would have a material adverse effect on the business, properties, assets, liabilities, operations, condition (including financial condition), stockholders’ equity or results of operations of the SPAC (a “SPAC Material Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority or ability of the SPAC to perform in all material respects its obligations under the terms of this Note; (ii) result in any violation of the provisions of the organizational documents of the SPAC; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the SPAC or any of its properties that would have a SPAC Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority or ability of the SPAC to perform in all material respects its obligations under the terms of this Note.

(e)    Assuming the accuracy of the representations and warranties of the Noteholders, the SPAC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other Person in connection with the execution, delivery and performance by the SPAC of this Note (including the issuance of the Acquired Shares), other than (i) those required to consummate the transactions contemplated by the Business Combination Agreement, (ii) the filing with the U.S. Securities and Exchange Commission (the “Commission”) of a registration statement pursuant to the Registration Rights Agreement attached hereto as Exhibit B, (iii) the filings required by applicable state or federal securities Laws, (iv) any filings or notices required by the NYSE, as applicable, (v) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vi) any consent, waiver, authorization or order of, notice to, or filing or registration, the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a SPAC Material Adverse Effect.

(f)    Assuming the accuracy of the representations and warranties of the Noteholders, in connection with the offer, sale and delivery of the Acquired Shares in the manner contemplated by this Note, it is not necessary to register the Acquired Shares under the Securities Act. The Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities Laws.

9.    AFFIRMATIVE COVENANTS. Until Payment in Full, the Borrower shall:

9.1    Financial Statements. Furnish to the Noteholders, as soon as available, but in any event not later than forty five (45) days after the end of each calendar quarter, the unaudited consolidated balance sheet of Borrower and its Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by an officer of Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments).

9.2    Notices. Promptly, and in any event within five (5) Business Days, give notice to the Noteholders of:

(a)    any event of default or material breach under, or any material modification of or amendment to, any Material Agreement;

(b)    any litigation, investigation, or proceeding that may exist at any time between the Borrower or any of its Subsidiaries and any governmental authority or other Person;

(c)    any Prepayment Event;

(d)    any De-SPAC Termination Event; and

(e)    any development or event that has had or would reasonably be expected to have a Material Adverse Effect.

9.3    Maintenance of Existence and Property. (a) Preserve, renew, and maintain in full force and effect the Borrower’s and its Subsidiaries’ respective corporate or organizational existence and (b) take all reasonable action to maintain all rights, privileges, and franchises necessary or desirable in the normal conduct of the Borrower’s and its Subsidiaries’ respective business, except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Maintain and preserve all of the Borrower’s and its Subsidiaries’ respective property useful and necessary in their respective business in good working order and condition, ordinary wear and tear and casualty events excepted.

9.4    Compliance. (a) Comply in all material respects with all Laws applicable to the Borrower and its Subsidiaries and their respective business and its obligations under its Material Agreements and (b) maintain in effect and enforce policies and procedures designed to achieve compliance in all material respects by the Borrower and its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws and applicable Sanctions.

9.5    Payment Obligations. Pay, discharge, or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all the Borrower’s and its Subsidiaries’ Tax and other material obligations of whatever nature, except where the amount or validity thereof is currently being contested diligently and in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided, as of the Closing Date, to the extent outstanding as of the date of the applicable Financial Statement, on such Financial Statement, and will be provided, following the Closing Date, on the financial statements delivered pursuant to Section 9.1.

9.6    Notices of Events of Default. As soon as possible and in any event within one (1) Business Day after it becomes aware that an Event of Default has occurred, notify the Noteholders in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default.

9.7    Material Agreements. (a) Perform and observe, and cause its Borrowers to perform and observe, all the terms and provisions of each Material Agreement to be performed or observed by the Borrower and its Subsidiaries, (b) maintain each such Material Agreement in full force and effect and (c) enforce each such Material Agreement in accordance with its terms.

9.8    Maintenance of Insurance. Maintain insurance with respect to the Borrower and its Subsidiaries’ property and business with financially sound and reputable insurance companies, in such amounts and covering such risks as are usually insured against by similar companies engaged in the same or a similar business.

9.9    Books and Records; Inspections.

(a)    Keep proper books of records and accounts in which full, true, and correct entries in conformity with GAAP and all requirements of Law shall be made of all dealings and transactions and assets in relation to the Borrower’s and its Subsidiaries’ respective business and activities.

(b)    Permit the Noteholders to visit and inspect any of the Borrower’s and its Subsidiaries’ properties and examine and make abstracts from any of their respective books and records at any reasonable time and as often as may reasonably be desired, and to discuss their respective business operations, properties, and financial and other condition with their respective officers and employees and their respective independent public accountants, at any reasonable time and as often as may reasonably be desired.

9.10    Further Assurances.

(a)    Upon the request of the Majority Noteholders, promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to (i) carry out the intent and purposes of this Note and the other Note Documents; (ii) correct any material defect or error that may be discovered in any Note Document or in the execution, acknowledgement, filing, or recordation thereof; and (iii) assure, convey, grant, assign, transfer, preserve, protect, and confirm more effectively to the Noteholders, the rights granted or now or hereafter intended to be granted to the Noteholders under any Note Document.

(b)    Upon the request of the Majority Noteholders, promptly following any request therefor, furnish to the Noteholders such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Note Document, as the Majority Noteholders may reasonably request.

10.    NEGATIVE COVENANTS. Until Payment in Full, the Borrower shall not, and shall not permit any Subsidiary to:

10.1    Debt. Incur, create, or assume any Debt, except:

(a)    Debt existing under this Note;

(b)    Debt constituting the Senior Obligations;

(c)    Debt existing as of the Closing Date to the extent set forth in Schedule 7.19(a), and any refinancings, modifications, renewals, and extensions of any such Debt; provided that, as a result of such refinancing, modification, renewal or extension, (i) the principal amount of such Debt shall not be increased from the principal amount outstanding at the time of such refinancing, modification, renewal, or extension, (ii) the maturity of such Debt shall not be shortened, and (iii) the terms relating to collateral (if any) and subordination (if any) of any such refinancing, modification, renewing, or extension of Debt, and of any agreement entered into and of any instrument issued in connection therewith, are not less favorable in any material respect to the Borrower or the Noteholders than the terms of any agreement or instrument governing the Debt being so refinanced, modified, renewed, or extended;

(d)    unsecured intercompany Debt (i) owed by the Borrower to any Subsidiary (provided that such Debt shall be subordinated to the Obligations in a manner reasonably satisfactory to the Majority Noteholders), (iii) owed by any Subsidiary to any other Subsidiary, and (iv) owed by any Subsidiary to the Borrower;

(e)    third-party asset-level Debt incurred on an arm’s length basis and on terms consistent with past practice used for the acquisition of, or refinancing of, Acquired Aircraft; provided, that such Debt shall not have a loan-to-value ratio exceeding eighty percent (80%); and

(f)    other unsecured Debt, not to exceed an amount in excess of $5,000,000 in the aggregate at any time outstanding.

10.2    Liens. Incur, create, assume, or suffer to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, except:

(a)    Liens securing the Senior Obligations;

(b)    Liens in existence as of the Closing Date to the extent set forth in Schedule 10.2, and any renewals, modifications, replacements, and extensions of such Liens; provided that (i) the aggregate principal amount of the Debt secured by such Liens does not increase from that amount outstanding at the time of any such renewal, modification, replacement, or extension and (ii) any such renewal, modification, replacement, or extension does not encumber any additional assets or properties of the Borrower (other than assets or properties that become encumbered as a result of compliance with any after-acquired collateral or guarantee obligations in effect under the agreements governing such Debt);

(c)    Liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the Borrower or its applicable Subsidiary in conformity with GAAP;

(d)    Liens on Acquired Aircraft securing Debt permitted under Section 10.1(e);

(e)    non-consensual Liens arising by operation of law, arising in the ordinary course of business, and for amounts which are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings diligently conducted;

(f)    Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens rights or set-off or similar rights;

(g)    carriers’, warehouseman’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or any Subsidiary in conformity with GAAP;

(h)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any Debt and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(i)    judgment Liens to the extent not resulting in an Event of Default pursuant to Section 11.6;

(j)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(k)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(l)    purported Liens evidenced by the filing of precautionary UCC financing statements or similar filings relating solely to operating leases or consignments of personal property entered into in the ordinary course of business; and

(m)    licenses of software and other intangible property licensed by licensors to the Borrower or any Subsidiary, including restrictions and prohibitions on encumbrances and transferability with respect to such property and the Borrower or such Subsidiary’s interests therein imposed by such licenses, and Liens encumbering such licensors’ titles and interests in such property and to which the Borrower or Subsidiary’s license interests may be subject or subordinate.

10.3    Nature of Business; Mergers.

(a)    Enter into any business, directly or indirectly, except for those businesses in which the Borrower is engaged on the date of this Note or that are reasonably related thereto.

(b)    Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving Person, (ii) any Subsidiary may merge into any other Subsidiary and (iii) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Noteholders. Notwithstanding the foregoing, the De-SPAC Transactions shall not be restricted by this Section 10.3(b).

(c)    Make or permit a change in any, or adopt any new or different, U.S. federal or applicable income tax classification of the Borrower or any of its Subsidiaries, whether by affirmative election, Tax filing or otherwise (other than an automatic change from a partnership to a disregarded entity or from a disregarded entity to a partnership, by reason of a change in the number of owners of such Person).

10.4    Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement, or other acquisition of, any equity interests of the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or such Subsidiary (collectively, “Restricted Payments”), except that (a) any Subsidiary of the Borrower may make a Restricted Payment to the Borrower, (b) any Subsidiary (other than the Borrower) may make Restricted Payments ratably to the holders of the Equity Interests of such Person, (c) the Borrower may declare and pay distributions and dividends with respect to its Equity Interests solely in additional shares of its common Equity Interests, (d) the Borrower may declare and pay Permitted Tax Distributions with respect to its Equity Interests so long as no Event of Default shall have occurred and be continuing or would result from the making of such Permitted Tax Distribution and (e) at any time prior to the De-SPAC Termination Event so long as (x) no Event of Default shall have occurred and be continuing or result from the making of such Restricted Payment and (y) such Restricted Payment is allowed under the terms and conditions of the Senior Loan Agreement, the Borrower may make cash Restricted Payments to the holders of its Equity Interests in amounts not exceeding $708,333.33 per month and not exceeding $8,500,000 in the aggregate during the term of this Note. Notwithstanding the foregoing, the De-SPAC Transactions shall not be restricted by this Section 10.4.

10.5    Dispositions. Dispose of any of its property, whether now owned or hereafter acquired, or issue or sell any Equity Interests to any Person, except:

(a)    the sale or disposition of idle, obsolete or worn-out property in the ordinary course of business;

(b)    the sale of inventory in the ordinary course of business;

(c)    sales or dispositions to the Borrower or any Subsidiary; provided, that any such sales or dispositions involving a Subsidiary shall be made in compliance with Section 10.7;

(d)    the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any intellectual property rights;

(e)    non-exclusive licenses or sublicenses of intellectual property rights in the ordinary course of business;

(f)    other sales or dispositions (including casualty and condemnation events) in the ordinary course of business; provided, that, upon the occurrence of any Prepayment Event, the Borrower shall comply with Section 3.4; and

(g)    dispositions consummated as part of the De-SPAC Transactions.

10.6    Transactions with Affiliates. Enter into, cause, suffer or permit to exist any transaction, contract or other arrangement, including any purchase, sale, lease, or exchange of property, the rendering of any service, or the payment of any management, advisory, or similar fees, with any Affiliate (each, an “Affiliate Transaction”), except (a) transactions among the Borrower and its Subsidiaries not involving any other Affiliate, (b) transactions that are entered into in the ordinary course of business, on fair and reasonable terms no less favorable to the Borrower than those that would have been obtained in a comparable transaction on an arm’s length basis from a Person that is not an Affiliate, (c) sale and lease back transactions with Affiliates for aircraft in the ordinary course of business and consistent with past practices; (d) to the extent permitted by applicable Law, customary loans to the holders of Equity Interests in the ordinary course of business not to exceed amounts reflected in the Borrower’s Financial Statements and (e) transactions set forth on Schedule 10.6. Notwithstanding the foregoing, the De-SPAC Transactions shall not be restricted by this Section 10.6.

10.7    Restrictive Agreements. Enter into or permit to exist or become effective any consensual encumbrance, restriction or prohibition on the ability of the Borrower or any Subsidiary to: (a) pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or (b) transfer any of its assets to the Borrower, in each case, except for such restrictions or prohibitions (i) arising under the Note Documents, (ii) arising under the Senior Loan Agreement, (iii) in effect on the Closing Date imposed by an agreement relating to Debt permitted by Section 9.1(c), or (iv) arising under the Business Combination Agreement.

10.8    Amendments of Material Documents.

(a)    Amend, supplement, or otherwise modify (pursuant to a waiver or otherwise): (a) its articles of incorporation, certificate of designation, operating agreement, bylaws, or other organizational document, (b) the Business Combination Agreement, or (c) the terms and conditions of any Material Agreement (excluding the definitive documentation of the Senior Obligations, which shall be governed by Section 10.8(b) below), in each case, to the extent adverse to the interests of the Noteholders.

(b)    Without the written consent of the Majority Noteholders, no amendment, restatement, supplement, refinancing or other modification of the Senior Loan Agreement or Senior Obligations shall (i) increase the interest margins or fees payable under the Senior Loan Agreement in excess of two hundred (200) basis points per annum over the interest margins and fees contained in the Senior Loan Agreement as of the date hereof (except that nothing herein shall be deemed to restrict the interest rate from floating based on changes to any reference rate contained in the Senior Loan Agreement or Lender’s ability to change the interest rates as contemplated by, or impose a default rate of interest as provided in, the Senior Loan Agreement in effect on the date hereof), (ii) increase the “Maximum Loan Amount” of the Senior Obligations in excess of 110% of such “Maximum Loan Amount” under the Senior Loan Agreement as in effect on the date hereof, (iii) increase or waive the maximum advance rate on appraised value of any “Eligible Aircraft” financed thereunder in excess of 80% of the appraised value thereof, or (iv) add direct restrictions on the ability of Borrower to make “Permitted Subordinated Note Payments” (as defined in the Subordination Agreement).

10.9    Subordinated Debt.

(a)    Make, or offer to make, any optional or voluntary payment or prepayment on or redemption, defeasance, or purchase of any amounts (whether principal or interest) payable under any Subordinated Debt.

(b)    Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to any of the terms of any Subordinated Debt.

10.10    Use of Proceeds. Use the proceeds of the Loan for any purpose other than (i) to fund deposits and other cash consideration to acquire new aircraft to be owned and operated by wholly-owned Subsidiaries of the Borrower (the “Acquired Aircraft”), (ii) to fund expenses directly related to putting such Acquired Aircraft into operation (including expenses related to the refurbishment and customization thereof and expenses, solely to the extent Incremental Note Fundings contemplated by the last sentence of Section 14.1 have been fully funded after the Closing Date, related to upgrades to or expansion of aircraft related infrastructure to support operation of the Acquired Aircraft in an aggregate amount not to exceed $10,000,000 during the term of this Note) or (iii) solely to the extent approved by the Majority Noteholders in their respective sole discretion, for other general and corporate working capital purposes of the Borrower and its Subsidiaries, or use proceeds of the Loan in any manner that would violate the last sentence of Section 7.8.

11.    EVENTS OF DEFAULT. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

11.1    Failure to Pay. The Borrower fails to pay (a) any principal amount of the Loan when due or (b) interest or any other amount when due and such failure continues for three (3) Business Days.

11.2    Breach of Representations and Warranties. Any representation or warranty made by the Borrower or the Personal Guarantor to the Noteholders herein or in the other Note Documents is incorrect in any material respect on the date as of which such representation or warranty was made.

11.3    Breach of Covenants. The Borrower or the Personal Guarantor fails to observe or perform (a) any covenant, condition, or agreement contained in Section 9 or Section 10 or (b) any other covenant, obligation, condition, or agreement contained in this Note or the other Note Documents, other than those specified in clause (a) of Section 11.1, and such failure continues for ten (10) calendar days.

11.4    Cross-Defaults. Any (i) “event of default” or similar event occurs under any agreement evidencing or relating to the Debt of the Borrower or any Subsidiary (other than the Debt hereunder), which Debt has an outstanding principal amount in excess of $2,500,000 (“Material Debt”) or (ii) event or condition occurs (A) that results in any such Material Debt becoming due prior to its scheduled maturity or (B) that enables or permits (with or without the giving of notice, but subject to any applicable grace periods) the holder or holders of such Material Debt or any trustee or agent on its or their behalf to cause such Material Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity which in any of these events remains an event of default for more than thirty (30) days. Notwithstanding the foregoing, the Senior Obligations shall constitute “Material Debt” hereunder.

11.5    Bankruptcy.

(a)    The Borrower or any of its Subsidiaries commences any case, proceeding, or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of its creditors;

(b)    There is commenced against the Borrower or any of its Subsidiaries any case, proceeding, or other action of a nature referred to in Section 11.5(a) which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of sixty (60) days;

(c)    There is commenced against the Borrower or any of its Subsidiaries any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof;

(d)    The Borrower or any of its Subsidiaries takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 11.5(a), Section 11.5(b), or Section 11.5(c) above; or

(e)    The Borrower shall be unable to, or admits in writing its inability to, pay its debts as they become due.

11.6    Judgments. One or more judgments or decrees shall be entered against the Borrower and all of such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof.

11.7    ERISA Event. An ERISA Event shall have occurred that, in the opinion of the Majority Noteholders, upon the written advice of qualified counsel, would reasonably be expected to result in a Material Adverse Effect.

11.8    Change of Control. A Change of Control shall occur without the consent of the Majority Noteholders (other than as a result of the De-SPAC Transactions).

11.9    Note Documents. If (a) any material provision of any Note Document ceases for any reason to be valid, binding, and in full force and effect, other than as expressly permitted hereunder or thereunder; (b) the Borrower or the Personal Guarantor contests in any manner the validity or enforceability of any provision of any Note Document; or (c) the Borrower or the Personal Guarantor denies that it has any or further liability or obligation under any provision of any Note Document or purports to revoke, terminate, or rescind any provision of any Note Document.

12.    REMEDIES. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Majority Noteholders may, at in their respective sole discretion, (a) by written notice to the Borrower declare the Outstanding Principal Amount of the Loan, together with all accrued interest thereon and all other Obligations payable under this Note, immediately due and payable; and/or (b) exercise any or all of its rights, powers or remedies under any Note Document or applicable Law; provided, however, that if an Event of Default described in Section 11.5 shall occur, the Outstanding Principal Amount of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration, or other act on the part of any Noteholder.

13.    STOCK SPLITS, RECAPITALIZATIONS AND COMBINATIONS; ANTI-DILUTION.

It is acknowledged and agreed that the Noteholders shall be entitled to the benefit of all adjustments in the number of Acquired Shares issuable upon conversion of this Note as a result of any stock splits, recapitalizations, combinations or other similar transaction affecting the Acquired Shares issuable upon conversion of this Note and the application of any anti-dilution adjustments or other such protections affecting the Acquired Shares issuable upon conversion of this Note.

14.    INCREMENTAL NOTE FUNDING.

14.1    Incremental Note Request Procedure. By written notice to the Noteholders, the Borrower may request an additional Loan or Loans under this Note (such Loan, an “Incremental Loan” and any funding thereof, an “Incremental Note Funding”); provided that (a) the Outstanding Principal Amount after giving effect to such Incremental Loans shall not exceed $85,000,000; and (b) no Default or Event of Default shall exist immediately before and after giving effect to the applicable Incremental Loan. The then existing Noteholders, in their respective sole discretion, shall have the option to provide up to their respective Pro Rata Shares of any Incremental Loan, and, if such elections are insufficient to satisfy the full amount of the requested Incremental Loan and no then existing Noteholders are willing to provide any unsatisfied portion of such requested Incremental Loan, any other Person or Persons satisfactory to the Majority Noteholders and the Borrower in their respective sole discretion may be joined to this Note to provide the remaining unsatisfied portion of such Incremental Loan. Any such Incremental Loan and any related joinder of a Noteholder, as the case may be, shall be made effective by entering into an Incremental Amendment. To the extent that the Initial Noteholder and/or additional Noteholders satisfactory to Majority Noteholders (prior to giving effect to any Incremental Note Funding) are ready and willing to provide Incremental Note Fundings after the Closing Date and on or prior to October 31, 2022 in an aggregate incremental funded principal amount of up to $35,000,000, Borrower hereby requests and agrees to accept such Incremental Note Fundings and agrees to diligently and in good faith negotiate and enter into an Incremental Amendment to give effect thereto.

14.2    Incremental Note Conditions. Each Incremental Loan shall be on the same terms and shall be governed by the same documentation applicable to the other then existing Loans, except that the conditions precedent to incurring such Incremental Loan are anticipated to be limited to (i) execution and delivery of an Incremental Amendment, (ii) certification and attachment of the resolutions adopted by the Borrower approving or consenting to such Incremental Loan, (iii) certification that, before and after giving effect to such Incremental Loan, (x) the representations and warranties contained in the Note and the other Note Documents are true and correct in all material respects (other than such representation or warranty expressly qualified by materiality or by reference to Material Adverse Effect) on and as of the effective date of the Incremental Amendment, and (y) no Event of Default exists, and (iv) such other conditions precedent as are set forth in the Incremental Amendment.

15.    MISCELLANEOUS.

15.1    Notices.

(a)    All notices, requests, or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Person may from time to time specify in writing in compliance with this provision:

If to the Borrower:

LGM Enterprises, LLC

2860 Jetport Road

Kinston, North Carolina 28504

Attention: Thomas James Segrave, Jr.

E-mail: jsegrave@flyexclusive.com

If to any Noteholder, to the address specified on such Noteholder’s signature page hereto or to the instrument by which such Noteholder becomes party to this Note.

(b)    Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next Business Day); and (iii) sent by email shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email, or other written acknowledgment).

15.2    Expenses. The Borrower shall reimburse each Noteholder within three (3) Business Days of written demand therefor, for all reasonable documented out-of-pocket costs, expenses and fees (including documented expenses and fees of its outside counsel) incurred by such Noteholder relating to the Note Documents, including in connection with the enforcement of such Noteholder’s rights under this Note and the other Note Documents.

15.3    Governing Law. This Note, the other Note Documents, and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note, the other Note Documents, and the transactions contemplated hereby and thereby shall be governed by the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or of any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

15.4    Submission to Jurisdiction.

(a)    Each party hereto hereby irrevocably and unconditionally (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note or the other Note Documents may be brought in any of the state or federal courts located in the Borough of Manhattan in New York City, New York, or if no such court shall have jurisdiction, any federal court of the United States or other state court in each case located in the State of New York, and (ii) submits to the jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against any such Person in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b)    Nothing in this Section 15.4 shall affect the right of any party hereto to (i) commence legal proceedings or otherwise sue any other party hereto in any other court having jurisdiction over such Person or (ii) serve process upon any such Person in any manner authorized by the laws of any such jurisdiction.

15.5    Venue. Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note or the other Note Documents in any court referred to in Section 15.4 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

15.6    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE, THE OTHER NOTE DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE AND THE OTHER NOTE DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.6.

15.7    Integration. This Note and the other Note Documents constitute the entire contract between the parties hereto with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

15.8    Successors and Assigns. Any Noteholder’s rights under this Note may be assigned or transferred by such Noteholder to any Person. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Majority Noteholders. This Note shall inure to the benefit of, and be binding upon, the parties hereto and their permitted assigns. The Borrower shall maintain at one of its offices within the continental United States, a register, in a manner that complies with the “registered form” requirements of U.S. Treasury Regulations Section 5f.103-1(c), on which it will record the name and address of each Noteholder and each assignee of any rights hereunder, and the percentage or portion of the rights assigned to such assignee and principal amounts (and stated interest) of this Note owing to, each Noteholder and each assignee. The entries in this register shall be conclusive and binding for all purposes, absent manifest error.

15.9    Waiver of Notice. The Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, and diligence in taking any action to collect sums owing hereunder.

15.10    PATRIOT Act. Each Noteholder hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act and 31 C.F.R. § 1010.230, it may be required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Noteholder to identify the Borrower in accordance with applicable Law, and the Borrower agrees to provide such information from time to time to each Noteholder.

15.11    Amendments and Waivers.

(a)    Majority Noteholder Consent. No amendment, modification, termination or waiver of any provision of this Note or the other Note Documents, and no consent to any departure by the Borrower, the SPAC, or any Subsidiary of the Borrower from the terms of this Note or any other Note Documents, shall be effective except by an instrument in writing signed by the Borrower, the SPAC, and the Majority Noteholders. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

(b)    Sacred Rights. Notwithstanding anything in this Section 15.11 to the contrary, no amendment, modification, waiver or consent in respect of this Note or the other Note Documents shall, without the consent of each Noteholder that is directly and adversely affected thereby, (i) increase any commitment by such Noteholder to fund Loans, (ii) extend the scheduled final maturity of any Obligations owing to such Noteholder, (iii) reduce the rate of or extend the time for payment of interest on any Obligations owing to such Noteholder (other than any waiver of any increase in the interest rate to the Default Rate pursuant to Section 4.3), (iv) waive, reduce, or postpone any scheduled amortization (but not mandatory prepayments) owing to such Noteholder, (v) reduce the principal amount of any Obligations owing to such Noteholder, (vi) amend, modify, terminate or waive any provision of this Section 15.11 or the definitions of “Majority Noteholders” or “Pro Rata Share” (it being understood that additional Loans and Noteholders may be included in the determination of Majority Noteholders or Pro Rata Share in connection with any Incremental Amendment) on substantially the same basis as the Loans and Noteholders included therein on the Closing Date, or (vii) modify the terms of Sections 5.1 or Section 5.5.

15.12    Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

15.13    No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of any Noteholder, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

15.14    Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in the Note shall be deemed to include electronic or digital signatures or electronic records (including images of signatures exchanged by electronic transmission), each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA.

15.15    Severability. If any term or provision of this Note or any other Note Document is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or the other Note Documents or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each party hereto has executed this Note as of the date first written above.

BORROWER:

LGM ENTERPRISES, LLC

By:	/s/ Jim Segrave
Name:	Thomas James Segrave, Jr.
Title:	Sole Manager

[Signature Page to Senior Subordinated Convertible Note]

The undersigned is executing this Note as of the date first above written solely for the purposes of Section 2, Section 8, Section 13 and Section 15.

SPAC:

EG ACQUISITION CORP.

By:	/s/ Gregg S. Hymowitz
Name:	Gregg S. Hymowitz
Title:	Chief Executive Officer

[Signature Page to Senior Subordinated Convertible Note]

ENTRUST EMERALD (CAYMAN) LP,
a Noteholder

By: EnTrust Global Partners LLC, as general partner

By:	/s/ Matthew Lux
Name:	Matthew Lux
Title:	Senior Managing Director & General Counsel

NOTICE ADDRESS:

EnTrust Global
375 Park Avenue, 24th Floor
New York, New York 10152
Attention: Matthew Lux
Email: mlux@entrustglobal.com

with a copy (which shall not constitute notice) to:

Vinson & Elkins LLP
2001 Ross Avenue, Suite 3900
Dallas, Texas 75201
Attention: Mike Bielby and Sarah Morgan
Email: mbielby@velaw.com; smorgan@velaw.com

[Signature Page to Senior Subordinated Convertible Note]

Annex A

Defined Terms

“Acquired Aircraft” has the meaning set forth in Section 10.10.

“Acquired Shares” has the meaning set forth in Section 2.1.

“Affiliate” as to any Person, means any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Transaction” has the meaning set forth in Section 10.6.

“Annual Payment Date” has the meaning set forth in Section 4.2(a).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Applicable Rate” means, (a) at all times prior to the De-SPAC Termination Event, a rate of ten percent (10.00%) per annum, and (b) at all times following the De-SPAC Termination Event (including the date on which the De-SPAC Termination Event occurs), a rate of fifteen percent (15.00%) per annum.

“Borrower” has the meaning set forth in the introductory paragraph.

“Business Combination Agreement” means that certain Equity Purchase Agreement dated as of October 17, 2022, by and among the Borrower, the SPAC, a Delaware corporation, as buyer (the “SPAC”), and the other parties thereto (as amended or otherwise modified from time to time in accordance with the terms hereof and thereof).

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in New York, New York and North Carolina are authorized or required by law to close.

“Change in Law” means the occurrence, after the date of hereof, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means the occurrence of any of the following: (a) the Personal Guarantor shall cease to directly or indirectly own, free and clear of all Liens or other encumbrances, seventy-five percent (75%) of the outstanding voting Equity Interests of Borrower on a fully diluted basis; (b) the occurrence of any “change of control” or similar provision under any agreement governing Debt of the Borrower or any of its Subsidiaries; or (c) a sale, lease or other disposition (including by casualty or condemnation) of all, substantially all, or more than 50% of the consolidated assets of the Borrower and its subsidiaries.

“Closing Date” has the meaning set forth in the introductory paragraph hereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commission” has the meaning set forth in Section 8.1(e).

“Common Stock” has the meaning set forth in Section 2.1.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“De-SPAC Closing” has the meaning set forth in Section 2.1.

“De-SPAC Completion Exchange” has the meaning set forth in Section 2.1.

“De-SPAC Completion Exchange Closing” has the meaning set forth in Section 2.1.

“De-SPAC Completion Exchange Closing Notice” has the meaning set forth in Section 2.1.

“De-SPAC Completion Exchange Price” means ten dollars ($10.00); provided, that, in the event that (i) any shares of Common Stock or other equity or equity equivalents of the SPAC or the Borrower are issued on or prior to the De-SPAC Closing at a price per share that is lower than the applicable De-SPAC Completion Exchange Price (taking into account any concessions or incentives provided by the SPAC or the SPAC’s sponsor to such purchaser of Common Stock or other equity or equity equivalents), then the De-SPAC Completion Exchange Price shall be automatically adjusted to reflect such lower price per share (and the Noteholders shall be offered any such concessions or incentives provided to such purchaser), and/or (ii) any concessions or incentives are provided by the SPAC or the SPAC’s sponsor to any holder of Common Stock in connection with an agreement by such holder not to elect to have its shares of Common Stock redeemed in connection with the De-SPAC Transaction, then the Noteholders shall be offered any such concessions or incentives provided to such holder.

“De-SPAC Termination Event” means the occurrence of the termination of the Business Combination Agreement in accordance with its terms.

“De-SPAC Transactions” has the meaning set forth in Section 2.1.

“Debt” means, with respect to any Person, all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, except trade payables arising in the ordinary course of business; (c) obligations evidenced by notes, bonds, debentures, or other similar instruments; (d) obligations as lessee under capital leases; provided, that for purposes of calculations of Debt made pursuant to the terms of this Note or compliance with any covenant, GAAP will be deemed to treat operating leases in a manner consistent with its treatment under GAAP without giving effect to FASB ASC Topic 842, notwithstanding any modifications or interpretive changes thereto that may occur thereafter; (e) obligations under acceptance facilities and letters of credit; (f) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any other Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clause (a) through clause (e) of any other Person and excluding any aircraft lease; and (g) indebtedness of the type set out in clauses (a) through clause (f) secured by any lien on any asset of such Person, whether or not such indebtedness has been assumed by such Person. For the avoidance of doubt, the “Deferred Underwriting Commission” (as defined in the Business Combination Agreement) shall not be deemed Debt.

“Default” means any of the events specified in Section 11 that constitutes an Event of Default or that, upon the giving of notice, the lapse of time, or both, pursuant to Section 11, would, unless cured or waived, become an Event of Default.

“Default Rate” means the Applicable Rate plus two percent (2.00%) per annum.

“Environmental Laws” means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (a) the environment, (b) the management, release or threatened release of any Hazardous Material or (c) health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon any violation of any Environmental Law.

“Equity Interests” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of that Person’s equity capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations, or any other equivalent of any such ownership interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any ERISA Affiliate from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any ERISA Affiliate of liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA, or a determination that a Multiemployer Plan is, or is expected to be, insolvent, in critical status or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning set forth in Section 11.

“Exchange Act” has the meaning set forth in Section 7.3.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Noteholder or required to be withheld or deducted from a payment to a Noteholder, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Noteholder being organized under the laws of, or having its principal office in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes and (b) Taxes attributable to the Noteholder’s failure to comply with Section 5.6(g).

“Expected De-SPAC Completion Exchange Closing Date” has the meaning set forth in Section 2.1.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Note (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Financial Statements” means the audited consolidated balance sheets and related statements of income and changes in equity of Borrower as of December 31, 2021 and for the fiscal year then ended.

“Foreign Noteholder” means a Noteholder who is not a U.S. Person.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

“Hazardous Materials” means any pollutants, contaminants, wastes, or other materials or substances that are regulated or for which liability or standards of conduct may be imposed under any Environmental Law, and shall include without limitation oil, petroleum, petroleum-derived substances, radiation and radioactive materials, polychlorinated biphenyls, urea formaldehyde, perfluoroalkyl and polyfluoroalkyl substances, and asbestos or any materials containing asbestos.

“Incremental Amendment” means an amendment to this Note that is in form and substance reasonably satisfactory to the Majority Noteholders and the Borrower and is executed by each of (a) the Borrower, (b) the Majority Noteholders and (c) each Noteholder that agrees to provide all or any portion of any Incremental Note Funding being incurred pursuant thereto and in accordance with Section 13.1.

“Incremental Loan” has the meaning given such term in Section 14.1.

“Incremental Note Funding” has the meaning given such term in Section 14.1.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or the Personal Guarantor under any Note Document, including Taxes paid or payable in connection with the contribution of the Note to the SPAC pursuant to Section 2.3, and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Initial Noteholder” has the meaning set forth in the introductory paragraph.

“Law” as to any Person, means any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge, or other security interest.

“Loan” means any loan made to the Borrower under the terms of this Note, including the initial loans funded by the Initial Noteholder on the Closing Date and any Incremental Loans funded in connection with any Incremental Note Funding.

“Majority Noteholders” means any Noteholder or Noteholders having Pro Rata Shares the aggregate amount of which exceeds fifty percent (50%).

“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System of the United States (or any successor thereto) as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, liabilities, operations, or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) the validity or enforceability of any Note Document, (c) the rights or remedies of any Noteholder under any Note Document, or (d) the ability of the Borrower to perform its obligations under the Note Documents.

“Material Agreement” means (a) each written contract or agreement to which the Borrower or any of its Subsidiaries is a party or is bound (i) that contemplates or requires annual payments by or to the Borrower or its Subsidiaries of $250,000 or more, or (ii) as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would reasonably be expected to result in a Material Adverse Effect; and (b) each written contract or agreement evidencing or relating to Debt of the Borrower and its Subsidiaries with an aggregate outstanding principal amount equal to or exceeding $250,000 (including, for the avoidance of doubt, the Senior Loan Agreement).

“Material Debt” has the meaning set forth in Section 11.4.

“Maturity Date” means the first to occur of (a) the De-SPAC Completion Exchange Closing and (b) the two (2) year anniversary of the first De-SPAC Termination Event occurring after the Closing Date.

“Money Laundering Laws” has the meaning set forth in Section 7.7.

“Monthly Amortization Payment” has the meaning set forth in Section 3.2.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA. To which Borrower or any ERISA Affiliate had an obligation to contribute over the five (5) years prior to the date hereof.

“Note” has the meaning set forth in the introductory paragraph.

“Note Documents” means this Note, the Personal Guaranty Agreement, the Subordination Agreement and all other agreements, documents, certificates, and instruments executed and delivered to any Noteholder by the Borrower or the Personal Guarantor in connection therewith.

“Noteholders” means the Initial Noteholder and any other Person that becomes a “Noteholder” under this Note pursuant to a permitted assignment and assumption or Incremental Amendment, in each case excluding any such Person that thereafter ceases to be a party to this Note pursuant to a permitted assignment and assumption.

“NYSE” has the meaning set forth in Section 8.1(d).

“Obligations” means all amounts, obligations, liabilities, covenants and duties of every type and description owing by the Borrower to any Noteholder or any other indemnitee hereunder, arising out of, under, or in connection with, any Note Document, whether direct or indirect, absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, the Loan, all interest thereon (whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding), and all other fees, expenses, indemnities and reimbursement of amounts required to be paid by the Borrower under any Note Document.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Other Connection Taxes” means, with respect to the Noteholder, Taxes imposed as a result of a present or former connection between such Noteholder and the jurisdiction imposing such Tax (other than connections arising from such Noteholder having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Note Document, or sold or assigned an interest in any Note or Note Document).

“Other Taxes” means all present or future stamp, court, recording, filing, intangible, documentary, or similar Taxes arising from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Note or any other Note Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made at the request of the Borrower or the Personal Guarantor).

“Outstanding Principal Amount” has the meaning set forth in the introductory paragraph hereof.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, signed into law October 26, 2001).

“Payment in Full” means (a) the indefeasible payment in full in cash of all Obligations; or (b) the consummation of the De-SPAC Completion Exchange.

“Permitted Tax Distributions” means with respect to any taxable period or portion thereof during which the Borrower is a pass-through entity (i.e., a partnership or disregarded entity) for U.S. federal income tax purposes, distributions in an amount equal to the reasonably estimated tax liability payable by the ultimate beneficial owners of the Borrower in respect of the net taxable income or gain of the Borrower in such respective taxable period.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority, or other entity.

“Personal Guarantor” means Thomas Segrave.

“Personal Guaranty Agreement” means that certain Guaranty Agreement dated on or about the date hereof executed and delivered by the Personal Guarantor in favor of the Noteholders.

“PIK Interest” has the meaning set forth in Section 4.2(a).

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment Event” means the occurrence of any of the following: (a) a Change in Control, (b) the Borrower or any of its Subsidiaries incurs Debt to refinance the Obligations, or (c) the Borrower or any of its Subsidiaries incurs Debt in violation of this Note.

“Pro Rata Share” means, at any time of determination, (i) with respect to any Noteholder, a percentage equal to a fraction the numerator of which is the aggregate Outstanding Principal Amount owing to such Noteholder in respect of this Note and the denominator of which is the aggregate Outstanding Principal Amount owing to all Noteholders in respect of this Note, and (ii) with respect to any group of Noteholders, a percentage equal to a fraction the numerator of which is the aggregate Outstanding Principal Amount owing to such Noteholders in respect of this Note and the denominator of which is the aggregate Outstanding Principal Amount owing to all Noteholders in respect of this Note.

“Restricted Payments” has the meaning set forth in Section 10.4.

“Sanctioned Country” means, at any time, a country or territory that is the subject or target of any Sanctions (including, as of the Closing Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria ).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by a Sanctions Authority; (b) any Person operating, located, organized, or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or clause (b), or (d) any Person that is the subject or target of any Sanctions.

“Sanctions” mean all economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by a Sanctions Authority.

“Sanctions Authority” means OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Securities Act” has the meaning set forth in the legend hereof.

“Senior Loan Agreement” means that certain Second Amended and Restated Loan Agreement dated as of November 2, 2020, between the Borrower, as borrower, and The Northern

Trust Company, as lender (together with its successors and assigns in such capacity, the “Senior Lender”), as amended or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Senior Obligations” means the “Obligations” as such term is defined in the Senior Loan Agreement, as such Senior Loan Agreement is in effect on the date hereof or as may be amended or otherwise modified in accordance with the terms of this Note, the Senior Loan Agreement, and the Subordination Agreement.

“SPAC” has the meaning set forth in the introductory paragraph.

“SPAC Material Adverse Effect” has the meaning set forth in Section 8.1(d).

“Subordinated Debt” means any Debt that is contractually subordinated to payment of the Obligations.

“Subordination Agreement” means that certain Subordination Agreement dated as of the Closing Date, by and among the Noteholders, the Senior Lender and the Borrower.

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company, unlimited liability company or other entity of which that Person owns, directly or indirectly, outstanding Equity Interests having more than fifty percent (50%) of the ordinary voting power for the election of directors or other managers of that corporation, partnership, limited liability company, or other entity. Unless the context otherwise requires, each reference to Subsidiaries in this Note refers to Subsidiaries of Borrower.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, charges, fees, assessments, or withholdings (including backup withholding) imposed, levied, withheld, or assessed by any Governmental Authority, including any interest, additions to tax, or penalties imposed thereon and with respect thereto.

“U.S. Borrower” means any Borrower that is a U.S. Person.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.6(g)(ii)(C).

“United States” and “U.S.” mean the United States of America.

Exhibit A

Accredited Investor Questionnaire

Capitalized terms used and not defined in this Exhibit A shall have the meanings given in the Subscription Agreement.

The undersigned represents and warrants that the undersigned is an “Institutional Account” as such term is defined in FINRA Rule 4512(c).

The undersigned represents and warrants that the undersigned is an “accredited investor” as such term is defined in Rule 501(a) (1), (2), (3), (7) or (9) of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for one or more of the reasons specified below (please check all boxes that apply):

(i)

A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

(ii)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(iii)

An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the Commission under the section 203(l) or (m) of the Investment Advisers Act;

(iv)	An insurance company as defined in section 2(13) of the Exchange Act;

(v)	An investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of that Act;

(vi)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

(vii)

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state, or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

(viii)

An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

Exhibit A-1

(ix)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(x)

An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, business trust, partnership, or limited liability company, or any other entity not formed for the specific purpose of acquiring the securities, with total assets in excess of $5,000,000;

(xi)

A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

(xii)	An entity in which all of the equity owners are “accredited investors”;

(xiii)	An entity, of a type not listed in any of the foregoing paragraphs, not formed for the specific purpose of acquiring the securities and owning investments in excess of $5,000,000; and/or

(xiv)	The Subscriber does not qualify under any of the investor categories set forth in (i) through (xiii) above.

2.1	Type of the Subscriber. Indicate the form of entity of the Subscriber:

☐ Limited	Partnership ☐ Corporation
☐ General	Partnership ☐ Revocable Trust
☐ Other	Type of Trust (indicate type):
☐ Limited	Liability Company (if so, indicate whether it is treated as a corporation or a partnership for tax purposes):

☐    Other (indicate form of organization):

Subscriber:

Subscriber Name:

By:
Signatory Name:
Signatory Title:

Exhibit A-2

Exhibit B

Registration Rights Agreement

[See Attached.]

Exhibit B

Exhibit C-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Noteholders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Senior Subordinated Convertible Note dated as of October 17, 2022 (as amended, supplemented or otherwise modified from time to time, the “Note”), among LGM Enterprises, LLC, a North Carolina limited liability company, EnTrust Emerald (Cayman) LP, a Cayman Islands limited partnership, EG Acquisition Corp., a Delaware corporation, and the Noteholder from time to time party thereto.

Pursuant to the provisions of Section 5.6 of the Note, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Note in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower, and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Note and used herein shall have the meanings given to them in the Note.

[NAME OF NOTEHOLDER]

By:
Name:
Title:

Date:                     , 20[    ]

Exhibit C-1

Exhibit C-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Noteholders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Senior Subordinated Convertible Note dated as of October 17, 2022 (as amended, supplemented or otherwise modified from time to time, the “Note”), among LGM Enterprises, LLC, a North Carolina limited liability company, EnTrust Emerald (Cayman) LP, a Cayman Islands limited partnership, EG Acquisition Corp., a Delaware corporation, and the Noteholder from time to time party thereto.

Pursuant to the provisions of Section 5.6 of the Note, the undersigned hereby certifies that (i) it is the sole record owner of the Note in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Note, (iii) with respect to the extension of credit pursuant to this Note or any other Note Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: an IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-9. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower, and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Note and used herein shall have the meanings given to them in the Note.

[NAME OF NOTEHOLDER]

By:
Name:
Title:

Date:                     , 20[    ]

Exhibit C-2

Schedules

[See Attached.]

Schedules